Exhibit 99.1

Terra Property Trust, Inc. Announces

Final Results of Registered Exchange Offer

NEW YORK, June 29, 2026 (GLOBE NEWSWIRE) — Terra Property Trust, Inc. (the “Company”) announced today the results of its previously announced exchange offer (the “Exchange Offer”). The Company offered to exchange all validly tendered unsecured 6.00% Senior Notes due June 30, 2026, issued by the Company (the “Existing Notes”) for a combination of (i) new 11.00% Senior Secured Notes due July 1, 2027 to be issued by the Company (the “Exchange Notes”) and (ii) cash. A registration statement on Form S-4 (File No. 333-295631) (as amended from time to time, the “Registration Statement”) relating to the issuance of the Exchange Notes was filed with the Securities and Exchange Commission (the “SEC”) on May 7, 2026, amended on June 3, 2026, June 10, 2026, June 11, 2026 and June 22, 2026, and was declared effective by the SEC on June 26, 2026.

As of 5:00 p.m. New York City time, on June 26, 2026 (the “Expiration Date”), the aggregate principal amount listed below of the Existing Notes had been validly tendered and not validly withdrawn in connection with the Exchange Offer.

Existing Notes	Tenders as of the Expiration Date	Percentage of Total Outstanding Principal Amount of Existing Notes
Terra Property Trust, Inc.’s 6.00% Senior Notes due June 30, 2026	$36,208,750	66.4%

The consummation of the Exchange Offer is subject to, and conditioned upon, the satisfaction or waiver of the conditions set forth in the Company’s prospectus, which forms a part of the Registration Statement, that contains a more comprehensive description of the terms and conditions of the Exchange Offer. Ladenburg Thalmann & Co. Inc. served as the dealer manager for the Exchange Offer. D.F. King & Co., Inc. served as the exchange agent and information agent for the Exchange Offer.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities described herein. The Exchange Offer may be made only pursuant to the terms and conditions of the prospectus and the other related materials.

About Terra Property Trust, Inc.

Terra Property Trust, Inc. is an externally managed real estate investment trust that originates, invests in, and manages loans and assets secured by commercial real estate across the United States and makes strategic real estate equity and non-real estate-related investments that align with its investment objectives and criteria. The Company’s objective is to continue to provide attractive risk-adjusted returns to its stockholders, primarily by earning high current income that allows for regular distributions and, in certain instances, benefiting from potential capital appreciation. The Company has elected to be taxed as a real estate investment trust for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2016. The Company is externally advised by Terra REIT Advisors, LLC.

Forward-Looking Statements

This press release contains certain forward-looking statements with respect to the Company. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: the Company’s expected financial performance, operating results and the Company’s ability to make distributions to its stockholders in the future; the Company’s expectations concerning its liquidity and capital resources, including the Company’s ability to meet its obligations as they become due, including the Company’s ability to address upcoming maturities of its indebtedness, including the Existing Notes, through cash on hand, the Exchange Offer, any concurrent or future financing transactions, including the terms and conditions (including collateral) of any future financings, cash flow from operations or other sources of liquidity; changes in our investment objectives and business strategy; risks related to diverting the attention of the Company’s management from ongoing business operations; the ability of the Exchange Notes to be approved for listing on the New York Stock Exchange; the uncertainty of expected future financial performance and results of the Company; general adverse economic and real estate conditions; volatility in the Company’s industry, interest rates and spreads, the debt or equity markets, the general economy or the real estate market specifically, whether the results of market events or otherwise; legislative and regulatory changes, including changes to laws governing the taxation of REITs; changes in interest rates and the market value of the Company’s assets; competition in the real estate industry; changes in accounting principles generally accepted in the U.S.; policies and guidelines applicable to REITs; the availability of financing on acceptable terms or at all; pandemics and other health concerns and the measures intended to prevent their spread; and the potential material adverse effect these matters may have on the Company’s business, results of operations, cash flows and financial condition. Additional information concerning the Company and their business, including additional factors that could materially and adversely affect the Company’s financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in the Company’s 2025 Annual Report on Form 10-K, under Part II, Item 1A - Risk Factors, in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, and in the Company’s other filings with the SEC.

Contact

Investor Relations

ir@mavikcapital.com